Exhibit 99.1

SOHU.COM REPORTS SECOND QUARTER 2008 UNAUDITED FINANCIAL RESULTS

Second Quarter 2008 Total Revenues Reach US$102.0 million, Exceeding High End of Company Guidance by US$6.0 million, Up 162% Year-on-Year and 20% Quarter-on-Quarter;

Second Quarter 2008 Non-GAAP Fully Diluted EPS of US$1.07, Exceeding High End of Company Guidance by 32 US Cents, up 417% Year-on-Year and 68% Quarter-on-Quarter.

BEIJING, CHINA, July 28, 2008 – Sohu.com Inc. (NASDAQ: SOHU), China's leading online media, communications, search, online games and mobile value-added services company, today reported unaudited financial results for the second quarter ended June 30, 2008.

Second Quarter Highlights

•

Record high total revenues and record high for each revenue category: brand advertising, advertising, online games, and non-advertising revenues as well as net income.  All such operating parameters exceed company guidance.

•

Brand advertising revenues of US$41.7 million, up 57% year-on-year and 26% quarter-on-quarter, beating high-end of company guidance by US$2.2 million.

•

Advertising revenues of US$43.4 million, up 53% year-on-year and 25% quarter-on-quarter.

•

Online games revenues of US$47.9 million, up 11.5 times year-on-year and 17% quarter-on-quarter.  In-house developed massive multiplayer online role-playing game Tian Long Ba Bu (“TLBB”) revenue up 17% quarter-on-quarter to US$45.5 million.

•

Non-advertising revenues of US$58.6 million, up 452% year-on-year and 17% quarter-on-quarter.

•

Total revenues of US$102.0 million, up 162% year-on-year and 20% quarter-on-quarter, exceeding the high end of company guidance by US$6.0 million.

•

Non-GAAP net income (i.e. excluding share-based compensation expenses) of US$42.3 million or US$1.07 per fully diluted share, exceeding the high end of company guidance by 32 US cents.  Non-GAAP net income increased by 423% year-on-year and 69% quarter-on-quarter.

•

GAAP net income of US$40.2 million or US$1.02 per fully diluted share.  GAAP net income increased by 604% year-on-year and 86% quarter-on-quarter.

•

Explanation of the Company's non-GAAP financial measures and the related reconciliations to GAAP financial measures are included in the accompanying “Non-GAAP Disclosure” and “Reconciliations to Unaudited Condensed Consolidated Statements of Operations.”

“We are very pleased with our strong performance this quarter,” said Dr. Charles Zhang, Chairman and CEO of Sohu.com. “Sohu achieved another milestone in the Company’s history with total revenues exceeding $100 million which further demonstrated Sohu’s leadership position in the China Internet space, driven by our strong media influence, premier content offerings and increased popularity of our products such as Sohu Blogs and Sogou Pinyin, and the growth of our online games business. We expect that penetration of the Internet in China will be escalated to an even higher level with the Beijing 2008 Olympic Games and that, combined with our technological advancements and portal strength, will help us to continue our success for the remainder of 2008 and beyond.”

Ms. Belinda Wang, Co-President and Chief Marketing Officer of Sohu.com, said, “This quarter we continued to experience strong growth in brand advertising revenues. The growing momentum reflects the overall expansion of the China Internet market, increased shift in advertising budgets from offline to online, the robust pace of advertising spending leading up to the Beijing 2008 Olympic Games, as well as our significant traffic increase, which further enhances the overall effectiveness of advertisers’ marketing campaigns on the Sohu platform.”

Dr. Gong Yu, Chief Operating Officer of Sohu.com, added, “During the second quarter, Sohu continued its strategy of offering high-quality content. These initiatives and improvements all add up to our profound progress in increasing new users and user ‘stickiness’, which has reinforced Sohu’s leading position among China Internet companies. As the Internet Content Sponsor for the Beijing 2008 Olympic Games, Sohu has been well prepared to provide the most comprehensive, authoritative and first-hand coverage of the Olympics and Team China.”

Second Quarter Financial Results

Total revenues for the second quarter ended June 30, 2008 were US$102.0 million, compared to revenues of US$84.8 million for the first quarter ended March 31, 2008, and US$39.0 million for the second quarter ended June 30, 2007.

Gross margin of 76% for the second quarter of 2008, was flat with the previous quarter and up from 61% in the same period of 2007.  Non-GAAP gross margin was 76% in the second quarter of 2008, flat with the previous quarter and up from 62% in the same period of 2007. The year-on-year gross margin expansion was mainly from the contribution of TLBB.

Net income for the second quarter of 2008 was US$40.2 million or US$1.02 per fully diluted share.  Non-GAAP net income for second quarter of 2008 was US$42.3 million or US$1.07 per fully diluted share.  This compares to non-GAAP net income of US$25.1 million or US$0.64 per fully diluted share for the first quarter of 2008 and US$8.1 million or US$0.21 per fully diluted share for the second quarter of 2007.

Advertising revenues for the second quarter of 2008 totaled US$43.4 million, a 25% quarter-on-quarter increase and a 53% year-on-year increase.  Advertising revenues, consisting of US$41.7 million in brand advertising and US$1.7 million in sponsored search, accounted for 43% of total revenues in the second quarter of 2008.  Brand advertising revenues for the second quarter of 2008 increased 26% quarter-on-quarter and 57% year-on-year.

Advertising gross margin for the second quarter of 2008 was 64%, up from 63% in the previous quarter and up from 62% in the second quarter of 2007.  Non-GAAP advertising gross margin for the second quarter of 2008 was 65%, up from 64% in the previous quarter and 64% in the second quarter of 2007.

For the second quarter of 2008, Sohu's non-advertising revenues, which are derived mainly from online games and wireless value-added services, were US$58.6 million, representing 57% of total revenues.  Online games revenues for second quarter of 2008 were US$47.9 million, increasing 17% quarter-on-quarter and 11.5 times year-on-year, reflecting the growth of TLBB since its commercial launch in May 2007.  Wireless revenues were US$9.2 million, increasing 7% quarter-on-quarter and 39% year-on-year. Non-advertising gross margin was 84%, down from 85% in the previous quarter and up from 56% in second quarter of 2007.  Non-GAAP non-advertising gross margin was 84%, down from 85% in the previous quarter and up from 56% in second quarter of 2007. The year-on-year increase was mainly due to the contribution of TLBB.

For the second quarter of 2008, Sohu's operating expenses totaled US$37.2 million. Non-GAAP operating expenses totaled US$35.4 million, up 15% from the previous quarter and up 111% year-on-year.  The year-on-year increase was primarily due to continued investments in product development, marketing expenses for Sohu branding, as well as an increase in bonuses to reward employees for their contribution to Sohu’s good results.  The quarter-on-quarter increase was mainly due to Olympic-related marketing spending.

For the second quarter of 2008, income tax expense was US$0.6 million, compared to US$9.2 million for the previous quarter and US$0.2 million for the same period last year.

In the first quarter of 2008, Sohu accounted for its PRC income tax based at a statutory tax rate of 25%.  Given Sohu’s technological centric business with strong research and development capabilities, in the second quarter, we were informed by the relevant tax bureau that some of our operating entities will be entitled to certain tax holidays and will be subject to 0% income tax rate for full year 2008 and 12.5% for 2009 through 2011.  Accordingly, in the second quarter, Sohu adopted a 0% income tax rate for these entities and reversed a US$4.1 million related income tax provision that was made in the first quarter of 2008. We expect our overall effective PRC income tax rate for the rest of 2008 to be in the low teens.

Ms. Carol Yu, Co-President and CFO of Sohu.com, commented, “The second quarter of 2008 marks the fourth consecutive quarter in which we reported record total revenue and record total net income.  These set of results speak for themselves about the Company’s strategy and management’s execution capabilities.”

Business Outlook

Sohu estimates total revenues for the third quarter 2008 to be between US$112 million to US$116 million, with advertising revenues of US$48.5 million to US$50.5 million and non-advertising revenues of US$63.5 million to US$65.5 million.

Sohu estimates brand advertising revenues for the third quarter of 2008 to be between US$47 million and US$49 million.

Sohu estimates online games revenues for the third quarter of 2008 to be between US$51.5 million and US$53.5 million.

Sohu estimates non-GAAP fully diluted earnings per share for the third quarter of 2008 to be between US$1.00 and US$1.05.

Assuming no new grants of share-based awards, Sohu estimates share-based compensation expense for the third quarter of 2008 to be between US$2.5 million and US$3 million.  The estimated impact of this expense is expected to reduce Sohu's fully diluted earnings per share for the third quarter of 2008, under US GAAP, by US$0.06 to US$0.07.

Plan for Confidential Filing of Draft Registration Statement for IPO of Changyou.com*

Sohu also announced today that it plans to submit on a confidential basis to the U.S. Securities and Exchange Commission (the “SEC”) a draft registration statement for a possible initial public offering (or “IPO”) of American Depositary Shares (or “ADSs”) representing ordinary shares of Changyou.com Limited (or “Changyou”), a recently-organized Cayman Islands company that is the Company’s online games business subsidiary. The number and dollar amount of ADSs proposed to be offered and sold have not yet been determined.

Sohu’s and Changyou’s purposes for conducting the IPO, if commenced, include allowing Sohu to focus principally on its core online media, communications, search, and mobile value-added services businesses, and providing Changyou a sharper focus on the online games business and related strategic opportunities, with Sohu remaining Changyou’s majority shareholder.

The IPO is expected to commence as market conditions permit, and is subject to Changyou’s filing with the SEC a registration statement on Form F-1 in compliance with the U.S. Securities Act of 1933, as amended (or the “Securities Act”), and the SEC’s declaring such registration statement effective.

*This announcement is being made pursuant to and in accordance with Rule 135 under the Securities Act. As required by Rule 135, this announcement is not intended to, and does not, constitute an offer of any securities for sale.

Non-GAAP Disclosure

To supplement the unaudited consolidated financial statements presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), Sohu's management uses non-GAAP measures of cost of revenues, operating expenses, net income and net income per share, which are adjusted from results based on GAAP to exclude the compensation cost of share-based awards granted to employees under Statement of Financial Accounting Standard 123R. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Sohu's management believes excluding the share-based compensation expense from its non-GAAP financial measure is useful for itself and investors. Further, the amount of share-based compensation expense cannot be anticipated by management and business line leaders and these expenses were not built into the annual budgets and quarterly forecasts, which have been the basis for information Sohu provides to analysts and investors as guidance for future operating performance. As share-based compensation expense does not involve any upfront or subsequent cash outflow, Sohu does not factor this in when evaluating and approving expenditures or when determining the allocation of its resources to its business segments. As a result, the monthly financial results for internal reporting and any performance measure for commission and bonus are based on non-GAAP financial measures that exclude share-based compensation expense.

The non-GAAP financial measures are provided to enhance the investors’ overall understanding of Sohu's current financial performance and prospects for the future. A limitation of using non-GAAP cost of revenues, operating expenses, net income and net income per share, excluding share-based compensation expenses is that the share-based compensation charge has been and will continue to be a significant recurring expense in our business for the foreseeable future. In order to mitigate these limitations we have provided specific information regarding the GAAP amounts excluded from each non-GAAP measure. The accompanying tables include details on the reconciliation between GAAP financial measures that are most directly comparable to the non-GAAP financial measures we have presented.

Notes to Financial Information

Financial information in this press release other than the information indicated as being non-GAAP is extracted from Sohu's unaudited financial statements prepared in accordance with generally accepted accounting principles in the United States.

On June 20, 2006, Sohu discontinued its own e-commerce platform of physical consumer goods. While processing the disposal of its e-commerce business, Sohu is reporting the related business activities as discontinued operations. Sohu's income statement separates out discontinued operations for both current and prior periods in order to focus on continuing operations and provide a consistent basis for comparing financial performance over time.

Safe Harbor Statement

This announcement contains forward-looking statements. It is currently expected the Business Outlook will not be updated until release of Sohu's next quarterly earnings announcement; however, Sohu reserves right to update its Business Outlook at any time for any reason.

Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, the uncertain regulatory landscape in the People's Republic of China, fluctuations in Sohu's quarterly operating results, Sohu's historical and possible future losses and limited operating history, and the company's reliance on online advertising sales, online games and wireless services (most wireless revenues are collected from a few mobile network operators) for its revenues. Further information regarding these and other risks is included in Sohu's annual report on Form 10-K for the year ended December 31, 2007, and other filings with the Securities and Exchange Commission.

Conference Call and Webcast

Sohu's management team will host a conference call today at 8:00 AM EST, July 28, 2008 (or 8:00 PM, July 28, 2008 Beijing/Hong Kong time).  To listen to the conference call, please use the dial in numbers below:

USA Toll Number: 1-800-257-7063
International: 1-303-262-2141

A replay of the call will be available for two weeks following the call and can be accessed by dialing the numbers below:

USA Toll Number: 1-800-405-2236
International: 1-303-590-3000
PASSCODE: 11116974#

The conference call will be available on webcast live and available for replay at: http://corp.sohu.com/.

About Sohu.com

Sohu.com Inc. (NASDAQ: SOHU) is China's premier online brand and indispensable to the daily life of millions of Chinese, providing a network of web properties and community based/web 2.0 products which offer the vast Sohu user community a broad array of choices regarding information, entertainment and communication. Sohu has built one of the most comprehensive matrices of Chinese language web properties and proprietary search engines, consisting of the mass portal and leading online media destination www.sohu.com; interactive search engine www.sogou.com; #1 online alumni club www.chinaren.com; #1 games information portal www.17173.com; the top real estate website www.focus.cn; wireless value-added services provider www.goodfeel.com.cn; and leading online mapping service provider www.go2map.com.

Sohu corporate services consist of brand advertising on its matrix of websites as well as paid listing and bid listing on its in-house developed search directory and engines. Sohu also offers two types of consumer services. The company operates two massive multi-player online role-playing games, namely Tian Long Ba Bu and Blade Online, and a casual game platform. Sohu also offers wireless value-added services such as news, information, music, ringtone and picture content sent over mobile phones. Sohu.com, established by Dr. Charles Zhang, one of China's Internet pioneers, is in its twelfth year of operation.

Sohu.com Contact Information
Erin Sheng
Manager
Investor Relations and Corporate Communications
Tel: +86 10 6272 6596
E-mail: ir@contact.sohu.com
http://corp.sohu.com

SOHU.COM INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED, IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

	Three Months Ended			Six Months Ended
	Jun. 30, 2008	Mar. 31, 2008	Jun. 30, 2007	Jun. 30, 2008	Jun. 30, 2007
Revenues:
Advertising
Brand advertising	$41,691	$33,155	$26,632	$74,846	$50,159
Sponsored search	1,693	1,614	1,747	3,307	3,833
Subtotal of advertising revenues	43,384	34,769	28,379	78,153	53,992
Non-advertising
Online games	47,896	40,955	3,825	88,851	5,442
Wireless	9,166	8,593	6,588	17,759	12,164
Others	1,534	506	196	2,040	476
Subtotal of non-advertising revenues	58,596	50,054	10,609	108,650	18,082
Total revenues	101,980	84,823	38,988	186,803	72,074

Cost of revenues:
Advertising
Brand advertising (includes share-based compensation expense under SFAS 123(R) of $295, $309, $415, $604 and $827, respectively)	13,907	11,252	9,287	25,159	17,431
Sponsored search (includes share-based compensation expense under SFAS 123(R) of $6, $6, $22, $12 and $41, respectively)	1,605	1,520	1,383	3,125	2,961
Subtotal of advertising cost of revenues	15,512	12,772	10,670	28,284	20,392
Non-advertising
Online games (includes stock-based compensation expense under SFAS 123 (R) of $5, $5, $15, $10 and $31, respectively)	3,505	3,208	1,401	6,713	2,270
Wireless	5,480	3,931	3,175	9,411	5,785
Others (includes share-based compensation expense under SFAS 123(R) of $2, $2, $4, $4 and $8, respectively)	378	381	132	759	231
Subtotal of non-advertising cost of revenues	9,363	7,520	4,708	16,883	8,286
Total cost of revenues	24,875	20,292	15,378	45,167	28,678

Gross profit	77,105	64,531	23,610	141,636	43,396

Operating expenses:
Product development (includes share-based compensation expense under SFAS 123(R) of $1,228, $2,263, $741, $3,491 and $1,521, respectively)	10,798	11,479	5,494	22,277	10,173
Sales and marketing (includes share-based compensation expense under SFAS 123(R) of $228, $280, $438, $508 and $885, respectively)	21,408	16,140	9,457	37,548	16,747
General and administrative (includes share-based compensation expense under SFAS 123(R) of $394, $645, $761, $1,039 and $1,567, respectively)	4,827	6,185	3,414	11,012	6,772
Amortization of intangibles	199	196	310	395	689
Total operating expenses	37,232	34,000	18,675	71,232	34,381

Operating profit	39,873	30,531	4,935	70,404	9,015

Other (expense) income	(575)	43	(120)	(532)	(240)
Interest income and exchange difference	1,480	166	1,057	1,646	1,826
Income before income tax expense	40,778	30,740	5,872	71,518	10,601
Income tax expense	(577)	(9,185)	(163)	(9,762)	(445)
Income from continuing operations	40,201	21,555	5,709	61,756	10,156

Minority interests	(12)	8	18	(4)	30
Net income from continuing operations	40,189	21,563	5,727	61,752	10,186

Loss from discontinued E-commerce operations	–	(1)	(20)	(1)	(13)
Net income	$40,189	$21,562	$5,707	$61,751	$10,173

Basic net income per share	$1.05	$0.57	$0.15	$1.63	$0.28

Shares used in computing basic net income per share	38,108	37,759	36,903	37,934	36,813

Diluted net income per share	$1.02	$0.55	$0.15	$1.57	$0.27

Shares used in computing diluted net income per share	39,429	39,037	39,130	39,234	39,059

SOHU.COM INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	As of Jun. 30, 2008	As of Dec. 31, 2007
	(Unaudited)	(Audited)
ASSETS
Cash and cash equivalents	$225,983	$122,706
Accounts receivable, net	36,643	27,058
Prepaid and other current assets	21,422	7,551
Fixed assets, net	74,955	65,027
Goodwill	55,554	55,542
Intangible assets, net	6,022	7,041
Restricted cash	2,835	4,324
Other assets, net	3,228	1,268
	$426,642	$290,517

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$3,984	$2,667
Accrued liabilities to suppliers and agents	29,819	23,741
Receipts in advance and deferred revenue	24,435	14,139
Tax payables	19,805	6,850
Other accrued liabilities	38,464	24,216
Total liabilities	116,507	71,613

Minority interests	2,985	7

Shareholders' equity	307,150	218,897
	$426,642	$290,517

SOHU.COM INC.

RECONCILIATIONS TO UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

NON-GAAP NET INCOME EXCLUDING SHARE-BASED COMPENSATION EXPENSE

	Three Months Ended Jun. 30, 2008				Three Months Ended Mar. 31, 2008				Three Months Ended Jun. 30, 2007
	GAAP	Non-GAAP Adjustments	(a)	Non-GAAP	GAAP	Non-GAAP Adjustments	(a)	Non-GAAP	GAAP	Non-GAAP Adjustments	(a)	Non-GAAP
Advertising revenues	$43,384	$–		$43,384	$34,769	$–		$34,769	$28,379	$–		$28,379
Less: Cost of advertising revenues	15,512	(301)		15,211	12,772	(315)		12,457	10,670	(437)		10,233
Advertising gross profit	$27,872	$301		$28,173	$21,997	$315		$22,312	$17,709	$437		$18,146
Advertising gross margin	64%			65%	63%			64%	62%			64%

Non-advertising revenues	$58,596	$–		$58,596	$50,054	$–		$50,054	$10,609	$–		$10,609
Less: Cost of non-advertising revenues	9,363	(7)		9,356	7,520	(7)		7,513	4,708	(19)		4,689
Non-advertising gross profit	$49,233	$7		$49,240	$42,534	$7		$42,541	$5,901	$19		$5,920
Non-advertising gross margin	84%			84%	85%			85%	56%			56%

Total revenues	$101,980	$–		$101,980	$84,823	$–		$84,823	$38,988	$–		$38,988
Less: Total cost of revenues	24,875	(308)		24,567	20,292	(322)		19,970	15,378	(456)		14,922
Gross profit	$77,105	$308		$77,413	$64,531	$322		$64,853	$23,610	$456		$24,066
Gross margin	76%			76%	76%			76%	61%			62%

Operating expenses	$37,232	$(1,850)		$35,382	$34,000	$(3,188)		$30,812	$18,675	$(1,940)		$16,735
Net income	$40,189	$2,158		$42,347	$21,562	$3,510		$25,072	$5,707	$2,396		$8,103
Diluted net income per share	$1.02			$1.07	$0.55			$0.64	$0.15			$0.21
Shares used in computing diluted net income per share	39,429			39,540	39,037			39,220	39,130			39,675

SOHU.COM INC.

RECONCILIATIONS TO UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

NON-GAAP NET INCOME EXCLUDING SHARE-BASED COMPENSATION EXPENSE

	Six Months Ended Jun. 30, 2008				Six Months Ended Jun. 30, 2007
	GAAP	Non-GAAP Adjustments	(a)	Non-GAAP	GAAP	Non-GAAP Adjustments	(a)	Non-GAAP
Advertising revenues	$78,153	$–		$78,153	$53,992	$–		$53,992
Less: Cost of advertising revenues	28,284	(616)		27,668	20,392	(868)		19,524
Advertising gross profit	$49,869	$616		$50,485	$33,600	$868		$34,468
Advertising gross margin	64%			65%	62%			64%

Non-advertising revenues	$108,650	$–		$108,650	$18,082	$–		$18,082
Less: Cost of non-advertising revenues	16,883	(14)		16,869	8,286	(39)		8,247
Non-advertising gross profit	$91,767	$14		$91,781	$9,796	$39		$9,835
Non-advertising gross margin	84%			84%	54%			54%

Total revenues	$186,803	$–		$186,803	$72,074	$–		$72,074
Less: Total cost of revenues	45,167	(630)		44,537	28,678	(907)		27,771
Gross profit	$141,636	$630		$142,266	$43,396	$907		$44,303
Gross margin	76%			76%	60%			61%

Operating expenses	$71,232	$(5,038)		$66,194	$34,381	$(3,973)		$30,408
Net income	$61,751	$5,668		$67,419	$10,173	$4,880		$15,053
Diluted net income per share	$1.57			$1.71	$0.27			$0.39
Shares used in computing diluted net income per share	39,234			39,381	39,059			39,629

Note: (a) To eliminate share-based compensation expense as measured using the fair value method under SFAS 123(R).